CAPITAL MARKETS ASSURANCE CORPORATION

                                               FINANCIAL STATEMENTS

                                                  MARCH 31, 1996

                                                    (Unaudited)

                                       Capital Markets Assurance Corporation
                                                  Balance Sheets
                                                   (Unaudited)
                                              (Dollars in thousands)


                                                     ASSETS

                                                                                           March 31,1996 December 31,1995
                                                                                             (Unaudited)

Investments:
Bonds at fair value (amortized cost $258,874 at March 31, 1996
and $210,651 at December 31, 1995) ..........................................................   $259,226    215,706
Short-term investments (at amortized cost which approximates fair
value) ......................................................................................     28,636     68,646
                                                                                                --------   --------
   Total investments ........................................................................    287,862    284,352
                                                                                                --------   --------
Cash ........................................................................................        389        344
Accrued investment income ...................................................................      3,356      3,136
Deferred acquisition costs ..................................................................     37,559     35,162
Premiums receivable .........................................................................      3,463      3,540
Prepaid reinsurance .........................................................................     13,379     13,171
Other assets ................................................................................      3,477      3,428
                                                                                                --------   --------
   Total assets .............................................................................   $349,485    343,133
                                                                                                ========   ========
                                      LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Unearned premiums ...........................................................................   $ 50,266     45,767
Reserve for losses and loss adjustment expenses .............................................      7,261      6,548
Ceded reinsurance ...........................................................................      2,773      2,469
Accounts payable and other accrued expenses .................................................      7,288     10,844
Current income taxes ........................................................................        260        136
Deferred income taxes .......................................................................     11,657     11,303
                                                                                                --------   --------
   Total liabilities ........................................................................     79,505     77,067
                                                                                                --------   --------
Stockholder's Equity:
Common stock ................................................................................     15,000     15,000
Additional paid-in capital ..................................................................    208,475    205,808
Unrealized appreciation on investments, net of tax ..........................................        229      3,286
Retained earnings ...........................................................................     46,276     41,972
                                                                                                --------   --------
   Total stockholder's equity ...............................................................    269,980    266,066
                                                                                                --------   --------
   Total liabilities and stockholder's equity ...............................................   $349,485    343,133
                                                                                                ========   ========

                               See accompanying notes to financial statements.

                                       Capital Markets Assurance Corporation
                                                Statements of Income
                                                    (Unaudited)
                                              (Dollars in thousands)

                                                                                                    Three Months Ended
                                                                                              March 31, 1996  March 31, 1995

Revenues:
Direct premiums written .....................................................................     $ 14,155        16,838
Assumed premiums written ....................................................................          874           154
Ceded premiums written ......................................................................       (1,910)       (3,093)
                                                                                                  ---------     --------
   Net premiums written .....................................................................       13,119        13,899
Increase in unearned premiums ...............................................................       (4,291)       (6,798)
                                                                                                  ---------     --------
   Net premiums earned ......................................................................        8,828         7,101
Net investment income .......................................................................        3,877         2,637
Net realized capital gains ..................................................................          149            65
Other income ................................................................................           54            12
                                                                                                  ---------     --------
   Total revenues ...........................................................................       12,908         9,815
                                                                                                  ---------     --------

Expenses:
Losses and loss adjustment expenses .........................................................        1,075           696
Underwriting and operating expenses .........................................................        3,978         3,738
Policy acquisition costs ....................................................................        2,064         1,725
                                                                                                  ---------     --------
   Total expenses ...........................................................................        7,117         6,159
                                                                                                  ---------     --------
   Income before income taxes ...............................................................        5,791         3,656
                                                                                                  ---------     --------

Income Taxes:
Current federal income tax ..................................................................          664           320
Deferred federal income tax .................................................................          823           519
                                                                                                  ---------     --------
   Total income taxes .......................................................................        1,487           839
                                                                                                  ---------     --------

   NET INCOME ...............................................................................     $  4,304         2,817
                                                                                                  =========     ========


                               See accompanying notes to financial statements.

                                       Capital Markets Assurance Corporation
                                       Statement of Stockholder's Equity
                                                    (Unaudited)
                                              (Dollars in thousands)



                                                                                                 Three Months Ended
                                                                                                    March 31, 1996

Common stock:
Balance at beginning of period ..............................................................         $  15,000
                                                                                                      ---------
   Balance at end of period .................................................................            15,000
                                                                                                      ---------

Additional paid-in capital:
Balance at beginning of period ..............................................................           205,808
Capital contribution ........................................................................             2,667
                                                                                                      ---------
   Balance at end of period .................................................................           208,475

Unrealized (depreciation) appreciation on investments, net of tax:
Balance at beginning of period ..............................................................             3,286
Unrealized depreciation on investments ......................................................            (3,057)
                                                                                                      ---------
   Balance at end of period .................................................................               229
                                                                                                      ---------


Retained earnings:
Balance at beginning of period ..............................................................            41,972
Net income ..................................................................................             4,304
                                                                                                      ---------
   Balance at end of period .................................................................            46,276
                                                                                                      ---------

   Total stockholder's equity ...............................................................         $ 269,980
                                                                                                      =========


                               See accompanying notes to financial statements.

                                       Capital Markets Assurance Corporation
                                              Statements of Cash Flows
                                                     (Unaudited)
                                               (Dollars in thousands)



                                                                                                       Three Months Ended
                                                                                                  March 31,1996 March 31,1995

Cash flows from operating activities:
Net income ..................................................................................      $  4,304          2,817
                                                                                                  ---------       --------
Adjustments  to reconcile  net income to net cash  provided  (used) by operating activities:
   Reserve for losses and loss adjustment expenses ..........................................           713            696
   Unearned premiums ........................................................................         4,499          8,075
   Deferred acquisition costs ...............................................................        (2,397)        (2,662)
   Premiums receivable ......................................................................            77         (3,241)
   Accrued investment income ................................................................          (220)           400
   Income taxes payable .....................................................................           947            839
   Net realized capital gains ...............................................................          (149)           (65)
   Accounts payable and other accrued expenses ..............................................           287          4,364
   Prepaid reinsurance ......................................................................          (208)        (1,277)
   Other, net ...............................................................................            89          1,355
                                                                                                  ---------       --------
         Total adjustments ..................................................................         3,638          8,484
                                                                                                  ---------       --------
   Net cash provided by operating activities ................................................         7,942         11,301
                                                                                                  ---------       --------
Cash flows from investing activities:
Purchases of investments ....................................................................       (87,335)       (18,235)
Proceeds from sale of investments ...........................................................         6,158          4,072
Proceeds from maturities of investments .....................................................        73,280          3,391
                                                                                                  ---------       --------
   Net cash used in investing activities ....................................................        (7,897)       (10,772)
                                                                                                  ---------       --------
Net increase in cash ........................................................................            45            529
Cash balance at beginning of period .........................................................           344             85
                                                                                                  ---------       --------
   Cash balance at end of period ............................................................      $    389            614
                                                                                                  =========       ========
Supplemental disclosures of cash flow information:
Income taxes paid ...........................................................................      $    525           --
                                                                                                  =========       ========


                               See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                     Notes to Unaudited Financial Statements
                                 March 31, 1996


1.       Background
         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation
         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       Reclassifications
         Certain prior period balances have been reclassified to conform to the current period presentation.